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                                                                    Exhibit 99.2

                           Agreement of Joint Filing

     Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                    TYCO INTERNATIONAL LTD.


                         /s/ Mark H. Swartz
                    By:  ___________________________
                        Name:  Mark H. Swartz
                        Title: Executive Vice President and
                                Chief Financial Officer

                    TYCO DELTA LIMITED

                        /s/ Byron S. Kalogerou
                    By: ____________________________
                        Name:  Byron S. Kalogerou
                        Title: President and Assistant Secretary


                    TYCO OMEGA LIMITED

                        /s/ Byron S. Kalogerou
                    By: ____________________________
                        Name:  Byron S. Kalogerou
                        Title: President and Assistant Secretary



                    TGN HOLDINGS, LTD.

                        /s/ Byron S. Kalogerou
                    By: ____________________________
                        Name:  Byron S. Kalogerou
                        Title: President and Assistant Secretary